Exhibit 99.1

SHF Holdings, Inc. Special Meeting

Sophia:	Before we start, please note that remarks made today include forward-looking statements, including statements with respect to the company’s outlook and the company’s expectations regarding its market opportunities and other financial operational matters. Each forward-looking statement discussed during this presentation are subject to risks and uncertainties that could cause actual results to differ materially from those projected in such statements. Actual results and the timing of certain events may differ materially from the results or timing predicted or implied by such forward-looking statements, and reported results should not be considered as an indication for future performance.

Additional information regarding these factors appears under the heading Risk Factors in the company’s filings with the Securities and Exchange Commission, or the SEC, which are available at www.sec.gov and on our website at ir.shfinancial.org. The forward-looking statements in this presentation will speak only as of today’s date, and the company undertakes no obligation to update or revise any of these statements. All dollar amounts expressed today are in US currency.

I will now hand back to Chief Executive Officer Terry Mendez.

Terry Mendez:	Thank you, Sophia. And thank you all of you for joining us this afternoon. Today I’m going to provide some insights into our go-forward vision that I have for Safe Harbor Holdings, Inc., which I’m going to refer to as Safe Harbor. But before I get started, I would be very remiss if I did not acknowledge Sundie Seefried for her many contributions to the cannabis industry and for developing and making available the compliant banking platform leveraged by our clients. Sundie is the OG. She wrote the book on cannabis banking.

Where are we today? Our home base, Colorado, was among the first states to legalize medical marijuana. Today, 39 states, four US territories and the District of Columbia have legalized medical cannabis. 24 US states allow for recreational adult use. We do business in 41 states and territories. In 2015, Safe Harbor started to build its current compliance program. We were among the first in the nation to try to solve the banking problem, and for a decade, we have partnered with financial institutions and hundreds of cannabis related businesses to support the integrity of their access to the US banking system. We’ve also expanded into loan origination and participation.

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SHF Holdings, Inc. Special Meeting

With my background as a Big Four auditor and as a former chief audit executive for Arrow Electronics, I can appreciate that our foundational history is built on deploying a compliance-first model over a pure service model. That’s not going to change.

So where are we going? So one of the major reasons I joined Safe Harbor is the tremendous opportunity to build upon our strong foundation, to evolve from a single compliance solution into a provider of a broad array of services focused on addressing the needs of our clients. I believe that Safe Harbor is well positioned to offer competitive solutions designed to protect, lend, connect and enable the success of our customers and our clients.

So what do I mean by well-positioned? First, I’m going to reference the investor presentation released on December 23rd, 2024, in an SEC Form 8-K. That presentation does a very nice job explaining our current business model and the opportunities to expand it. Having spent the last five years working as a cannabis operator, I’ve experienced firsthand the challenges that our clients deal with every single day. I see part of my job is to develop and deploy strategies that build upon our core business and meet the needs of our clients.

Our compliance platform contains an incredible amount of data that can be leveraged into a growth strategy that I’ll discuss in a moment. Safe Harbor has processed over $25 billion in depositary transactions since inception. We boast hundreds of customers, vetted thousands of vendors as part of our process. We strive to know our customers. We see their financial results. We often know their vendors. We often know their customers. Couple that with my experience as a cannabis operator, the planned addition of new talent and technologies, I do really believe that there is a potential to deliver something to our clients and customers that is differentiated.

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SHF Holdings, Inc. Special Meeting

Where is the cannabis industry going? By 2030, just five years from now, the US industry is projected to exceed $76 billion, up from $38 billion as of the end of 2024, with operating margins of around 15%. That means 85% or more than $64 billion will be spent on payroll, cost of goods, infrastructure, equipment, and services. While there are many factors that have impacted the historical trends that are reflected in the graphs here and in the projections, US cannabis operators have faced a difficult operating environment in the last few years. However, we are optimistic about the ability of the new administration to address some of these challenges, particularly combating the illicit drug markets, high inflation and interest rates.

As we move forward to align our growth with that of the domestic cannabis industry, having additional products and services will enable us to grow top line revenue over time. If we can build a business model that extracts more value from the $64 billion plus expected run rate spend over the next five years, we may have an opportunity to expand our revenue multiple.

So where am I going to focus the efforts? I view the opportunity in four product categories. Safe Harbor Protects, Safe Harbor Lends, Safe Harbor Enables, and Safe Harbor Connects. Each product category will be focused on improving different aspects of the end-to-end ecosystem required to run a cannabis business. The goal is to deploy several solutions to help our clients succeed, enabling Safe Harbor to achieve a higher market valuation.

A lot has changed since joining as co-CEO in late January. We recently modified the terms of our senior secured promissory note with PCCU. As a result, over $6 million in capital that would have otherwise been used to pay down debt over the next two years can be redeployed to grow our business. In addition, we have reduced our projected annual run rate cost by over $1 million. Further, our Board has agreed to reduce their cash compensation and allow management more autonomy to leverage our stock to attract and retain talent. We believe these actions provide the necessary funding needed to drive product innovation.

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SHF Holdings, Inc. Special Meeting

So let’s talk about my vision, starting with Safe Harbor Protects. We have been protecting our financial institutions and their clients’ ability to leverage the US banking system for a decade. We will continue to focus on and scale our core business. We plan to continue efforts to expand the number of financial institutions on the platform, improve our marketing reach, and explore whether we can bank other unbanked emerging sectors.

Expanding on our core business, we now want to protect our clients’ employees with new, innovative solutions. Many employees find it difficult to secure traditional bank accounts because they work in cannabis. With over 0.5 million people currently employed in cannabis, we want to bank these employees and help them avoid check cashing fees and help the employers retain their talent. We are beginning the testing phase of the ability to offer a full suite of bank services to our clients’ employees, including deposits, check cashing, bank cards, overdraft protection. If successfully launched and executed upon, this service will be exclusive to Safe Harbor clients. We believe that adding employee benefits to our service deliverables will separate ourselves from our competitors.

Earned wage access is another solution we anticipate creating for our clients and their employees. Earned wage access programs allow employees to access a portion of their wages in advance of payday. These programs aim to improve employee retention and can be partially funded by the employer. As an operator, I was often approached by employees that had some emergency and needed an employee loan. We are exploring how we can work with our clients, with cannabis-friendly payroll providers to bring to market a cannabis-friendly earned wage access program. And as you can see from the slide, this category is exploding with several players attracting handsome valuations.

Keeping with the theme of developing new solutions for our clients, through Safe Harbor Lens, our vision is to become a comprehensive lending marketplace that brings together lenders and borrowers across a variety of loan types and risk tolerances. We can originate and syndicate lending solutions, earning a yield while limiting our risk. We need to lean into this proven model more effectively by expanding what we can do today, combining the capabilities of our lending partners to expand into working capital lines, equipment financing, real estate financing, and perhaps even offering our clients the ability to finance their personal real estate with cannabis-friendly lenders.

If we’re going to expand, we need to pioneer new solutions that enable the success of our clients, the cannabis-related businesses. We want being a Safe Harbor client to mean even more. We believe our clients expect a full suite of trusted, compliant banking solutions and high-quality customer service. They should also expect that we know their business and can develop solutions that will strive to lower their costs.

Safe Harbor Connects is about connecting our clients to suppliers across every vertical, enabling broader purchasing power and lowering their costs. Again, we have thousands of vendors that are already paid through our core business. We are mining this data to engage with vendors that are already used by our clients. We have already started building this, and we have signed agreements in place with certain vendors. By banking through Safe Harbor, our clients will have access to special programs – pricing programs, and promotions available through cannabis-friendly vendors that have been vetted. The savings they experience could well surpass what they pay in account fees.

So what is Safe Harbor Connects? Safe Harbor Connects is a cannabis consortium. What is a consortium? A collaborative group of independent clients pooling their resources to achieve a common objective, such as increased bargaining power with vendors, access to cooperative and advanced marketing solutions, best practices and data insights, and access to a marketplace for jobs and equipment resale. We want to develop a client community engaged in driving their success.

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SHF Holdings, Inc. Special Meeting

Longer term, we could see our clients having a single destination portal to access their bank accounts, file insurance claims, manage payroll, place aggregated supply chain orders, hire employees, discuss best practices, and engage with other organizations, like the American Trade Association for Cannabis and Hemp. If we can successfully create a cannabis consortium that engages with just 1% of the projected $64 billion in run rate spend by 2030, we could earn fees on around $664 million in transactions.

Why can Safe Harbor build a cannabis consortium? Why us? Again, with hundreds of clients and thousands of pre-vetted vendors transacting in some way on our current platform, we have the data on the vendors that are already trusted by our clients and have access to the key decision makers. We also know the cannabis industry and our clients well. Thus, our relationship management teams can hear about and now potentially suggest meaningful solutions to solve their challenges. Again, we have a team working on data mining, identifying vendors, and working with those vendors to lock in participation agreements and design cooperative marketing efforts. We have some wins already, and we’re working on launching the corresponding marketing initiatives.

As we see our clients use the consortium, we might even be able to raise the bar as the proposed consortium offerings. I imagine a day when Safe Harbor online’s portal is a destination page where clients see much more than just their banking activity, where it becomes a place our clients can go to learn, to engage and make decisions about their operations.

Finally, let’s discuss Safe Harbor Enables. Safe Harbor Enables is a concept being built to lower costs for our clients. We recognize that the cannabis industry needs a strong middle market, which is what we’re looking to achieve through Safe Harbor Enables. As a former cannabis operator and advisor to the space, I believe Safe Harbor can help lower the cost of our clients’ operations by creating low-cost centers of excellence in areas such as technology management, accounting and finance, human capital services, and perhaps even marketing and branding. With prices of an eighth in some markets as low as $15, here in Colorado, operators are focused on lowering their cost per pound. By creating lower cost center of excellence, Safe Harbor Enables can further support the success of our clients by giving them access to resources that today they struggle to afford.

Since 2015, Sundie and the Safe Harbor Team have built a business that enables and continues to enable the banking of cannabis companies while also safeguarding financial institutions. I’m stepping into some big shoes, and I intend to maintain and continue to invest in what already has been built while developing innovative solutions to further benefit our clients and customers.

I’ve already taken some steps to restructure the team, modify our note[?], help address Board compensation, and articulate today an emerging strategy for our future growth. As the new CEO of Safe Harbor, I’m proud to be leading a team that endeavors to pioneer new frontiers in cannabis and beyond.

With that, I now pass it back to Beth for the preliminary report.

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